EXHIBIT 99.3

Innovation Beverage Group Limited

29 Anvil Road

Seven Hills, NSW 2147

Australia

February 9, 2023

VIA EDGAR

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Innovation Beverage Group Ltd.
Registration Statement on Form F-1
Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Innovation Beverage Group Limited., an Australian corporation (the “Company”), is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s submission on the date hereof of its registration statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering of the Company’s ordinary shares.

The Company has included in the Registration Statement its audited consolidated financial statements as of and for the year ended December 31, 2021 and unaudited interim consolidated financial statements as of June 30, 2022 and for each of the six-month periods ended June 30, 2022 and 2021.

Item 8.A.4 of Form 20-F requires that in the case of a company’s initial public offering, the registration statement on Form F-1 shall contain audited financial statements as of a date not older than 12 months from the date of the filing. The Company is submitting this letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents to the Commission that:

1.	The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.

2.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

3.	The Company does not anticipate that its audited financial statements as of and for the year ended December 31, 2022 will be available until April 2023.

4.	In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company is submitting this representation as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Innovation Beverage Group Limited

/s/ Dean Huge
By:	Dean Huge
Title:	Chief Executive Officer